Exhibit (11)

                                 March 27, 2009

Pioneer Bond Fund
60 State Street
Boston, Massachusetts 02109


Ladies and Gentlemen:

         We have acted as counsel to Pioneer Bond Fund, a Delaware statutory trust, in its individual capacity (the "Trust"), and on behalf of its series Pioneer Bond Fund (the "Surviving Fund"), in connection with the Trust's Pre-Effective Amendment to the Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission on or about March 27, 2009 (the "Registration Statement"), with respect to the Surviving Fund's Class A shares and Class Y shares (the "Shares") of beneficial interest to be issued in exchange for the common shares of Regions Morgan Keegan Select Fixed Income Fund, a series of Regions Morgan Keegan Select Funds, a Massachusetts business trust, as described in the Registration Statement (the "Merger"). You have requested that we deliver this opinion to you in connection with the Trust's filing of the Registration Statement.

         In connection with the furnishing of this opinion, we have examined the following documents:

         (a) a certificate of the Secretary of the State of Delaware as to the existence of the Trust;

         (b) a copy, certified by the Secretary of the State of Delaware, of the Trust's Certificate of Trust dated January 5, 1999 filed with the Secretary of State (the "Certificate of Trust");

         (c) a certificate executed by the Assistant Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Agreement and Declaration of Trust (the "Declaration"), the Trust's By-Laws (the "By-Laws"), and the resolutions adopted by the Trustees of the Trust at a meeting held on August 29, 2008, authorizing the Merger and the issuance of the Shares on behalf of the Surviving Fund (the "Resolutions");

         (d) a printer's proof, received on March 27, 2009, of the Registration Statement; and

         (e) a copy of the Agreement and Plan of Reorganization entered into by the Surviving Fund on February 19, 2009 (the "Agreement and Plan of Reorganization").
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Pioneer Trust
March 27, 2009
Page 2



         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Securities and Exchange Commission will be in substantially the form of the printer's proof referred to in paragraph (d) above, and that the Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (e) above. We have also assumed for the purposes of this opinion that the Declaration, the Certificate of Trust, the Resolutions and the Agreement and Plan of Reorganization will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Shares.

         This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

         This opinion is limited solely to the Delaware Statutory Trust Act (which for this purpose includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration and the Resolutions and for the consideration described in the Agreement and Plan of Reorganization, will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances
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Pioneer Trust
March 27, 2009
Page 2



which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                                       Very truly yours,

                                                       /s/ Bingham McCutchen LLP

                                                       BINGHAM McCUTCHEN LLP